Exhibit (a)(1)(B)(i)

LETTER OF TRANSMITTAL

NEWCASTLE INVESTMENT CORP.

(modified as of March 11, 2010)

Offer to Exchange

Shares of Common Stock and Cash

for up to

1,725,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 20 7)

1,104,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 30 6) and

1,380,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 40 5)

(9.75% Series B Cumulative Redeemable Preferred Stock)

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2010, UNLESS EXTENDED OR TERMINATED BY NEWCASTLE INVESTMENT CORP. THE TERM “EXPIRATION DATE” MEANS MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2010, UNLESS WE EXTEND THE PERIOD OF TIME FOR WHICH THE EXCHANGE OFFER IS OPEN, IN WHICH CASE THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE ON WHICH THE EXCHANGE OFFER, AS SO EXTENDED, EXPIRES. TENDERS OF PREFERRED STOCK MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Depositary for the Exchange Offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

For assistance call (877) 248-6417 or (718) 921-8317

For use only by registered holders of the 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of Newcastle Investment Corp. (the “Company”). Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of this Letter of Transmittal via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the holder. Delivery will be deemed made only when actually received by the Depositary.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SERIES B PREFERRED STOCK TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Series B Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
	Series B Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series B Preferred Stock Represented by Share Certificate(s)(2)(3)	Number of Shares of Series B Preferred Stock Tendered(2)(3)

Total Shares Tendered

(1)	The names and addresses of the registered holders of the tendered Series B Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)	Need not be completed by registered holders tendering shares by book-entry transfer.

(3)	Unless otherwise indicated in the row labeled “Number of Shares of Series B Preferred Stock Tendered” and subject to the terms and conditions of the Offer to Exchange, all Series B Preferred Stock represented by share certificates delivered to the Depositary will be deemed to have been tendered.

☐	Check here if share certificates have been lost or mutilated.

The undersigned hereby acknowledges that he or she has received the Offer to Exchange, dated February 22, 2010 and the supplement thereto, dated March 11, 2010 (together, the “Offer to Exchange”), of the Company and this Letter of Transmittal (the “Letter of Transmittal”), which together with the Letter of Transmittal for the Company’s 8.05% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and the Letter of Transmittal for the Company’s 8.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and together with the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), constitute the Company’s offer to exchange (the “Exchange Offer”) the Company’s outstanding Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, upon the terms and subject to the conditions specified in the Offer to Exchange.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. The Company shall issue a press release announcing any extension no later than 9:00 a.m., New York City Time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be completed by holders of Series B Preferred Stock (i) if certificates evidencing Series B Preferred Stock (the “share certificates”) are to be forwarded herewith or (ii) if delivery of Series B Preferred Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the “Depositary”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

Delivery of documents to DTC does not constitute delivery to the Depositary.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed.

None of the Company’s officers, the employees of the Company’s manager, the Company’s Board of Directors, the Information Agent or the Depositary is making a recommendation to any holder of Series B Preferred Stock as to whether to tender shares in the Exchange Offer. Each holder must make his or her own investment decision regarding the Exchange Offer based upon his or her assessment of the market value of the Series B Preferred Stock, his or her liquidity needs, his or her investment objectives and any other factors he or she deems relevant.

☐	CHECK HERE IF TENDERED SHARES OF SERIES B PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the shares of Series B Preferred Stock set forth in the box above entitled “Description of Series B Preferred Stock Tendered.” Subject to, and effective upon, the acceptance of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Preferred Stock as are being tendered hereby.

The undersigned understands that, if shares are accepted in the Exchange Offer, the undersigned will receive for each share of Series B Preferred Stock acquired by the Company 2.5 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an amount in cash equal to the sum of (i) $4.40 and (ii) all accumulated and unpaid dividends on the Series B Preferred Stock through the payment date of the Exchange Offer, which date shall be not more than three business days after the Expiration Date. The accumulated and unpaid dividends on the Series B Preferred Stock will be $3.42 as of March 25, 2010. If the Expiration Date, and therefore the Exchange Offer payment date, is extended, the amount of accumulated and unpaid dividends for the Series B Preferred Stock will be increased accordingly.

The Exchange Offer is subject to certain conditions, including there being validly tendered and not withdrawn at least 1,830,000 shares of Preferred Stock in the aggregate for all three series. If the Company does not satisfy certain distribution requirements at the Expiration Date, then the Exchange Offer will be terminated and the Company will not be obligated to purchase any Preferred Stock. See “The Exchange Offer—Conditions to the Exchange Offer” in the Offer to Exchange.

The Company is offering to acquire up to 1,725,000 shares of Series B Preferred Stock. If, at the expiration of the Exchange Offer, more than 1,725,000 shares of Series B Preferred Stock have been validly tendered and not withdrawn, and all other conditions to the Exchange Offer are satisfied or waived, the Company will acquire 1,725,000 shares of Series B Preferred Stock on a pro rata basis from all tendering holders of such series, disregarding fractions, according to the number of shares of such series tendered by each holder. Any shares of Series B Preferred Stock not accepted will be returned to the registered holder(s) signing this Letter of Transmittal as promptly as practicable following the expiration or termination of the Exchange Offer.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Offer to Exchange.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Series B Preferred Stock tendered hereby, (ii) the undersigned has a net long position in the Series B Preferred Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (iii) the tender of the Series B Preferred Stock tendered hereby complies with Rule 14e-4, (iv) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when the same are accepted by the Company, and (v) the undersigned either (a) does not own more than 2,645,625 shares of Common Stock, or (b) is tendering fewer than 211,650 shares of Preferred Stock in the aggregate in the Exchange Offer.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender is irrevocable; provided that, the Series B Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date, and unless theretofore accepted for purchase and not returned as provided for in the Offer to Exchange, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer, subject to the withdrawal rights and procedures set forth in the Offer to Exchange.

Subject to, and effective upon, the acceptance for purchase of all of the Series B Preferred Stock tendered by this Letter of Transmittal in accordance with the terms and conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the shares of Series B Preferred Stock tendered by this Letter of Transmittal, and releases and discharges the Company and its officers and directors from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Series B Preferred Stock. The undersigned hereby acknowledges receipt of the Offer to Exchange, the terms of which are incorporated herein by reference. The undersigned hereby irrevocably constitutes and appoints the Depositary as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Exchange Offer, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Series B Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Exchange, to (1) deliver the tendered shares of Series B Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered shares of Series B Preferred Stock, (2) present the tendered shares of Series B Preferred Stock for transfer, and to transfer the tendered Series B Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered shares of Series B Preferred Stock for transfer, and to transfer the tendered shares of Series B Preferred Stock on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Series B Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer. Such appointment will be automatically revoked if the Company does not accept for purchase the shares of Series B Preferred Stock that the undersigned has tendered. The foregoing power of attorney shall terminate upon execution by the Depositary of an instrument of termination that specifies in writing that the foregoing power of attorney is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series B Preferred Stock tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Offer to Exchange entitled “The Exchange Offer—Withdrawal of Tenders.”

Unless otherwise indicated herein in the box entitled “Special Payment Instructions” below, please deliver the shares of Common Stock and the cash consideration payable upon acceptance for purchase of shares of Series B Preferred Stock tendered hereby to the registered holder(s) at the address appearing under the above “Description of Series B Preferred Stock Tendered” box. In the event that the box entitled “Special Payment Instructions” is completed, please deliver the shares of Common Stock and the cash consideration payable upon acceptance for purchase of shares of Series B Preferred Stock tendered hereby to the person or persons and at the address(es) so indicated.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES B PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR SHARES OF SERIES B PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

COMPLETE THE FOLLOWING BOX ONLY IF APPLICABLE

SPECIAL PAYMENT INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the shares of Common Stock and the cash consideration payable upon acceptance for purchase of shares of Series B Preferred Stock tendered hereby are to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Series B Preferred Stock Tendered” within this Letter of Transmittal.

Issue the payment to:

Name:
(Please Print)

Address:
(Include Zip Code)

Telephone Number:

Book-Entry Transfer Facility Account:

(Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal must be signed by the holder(s) of the shares of Series B Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on the certificate(s) for such shares of Series B Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Series B Preferred Stock or by person(s) authorized to become holder(s) by endorsements on certificates for such shares of Series B Preferred Stock or by stock powers transmitted with this Letter of Transmittal. Endorsements on shares of Series B Preferred Stock and signatures on stock powers by holders(s) not executing this Letter of Transmittal must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Depositary of such person’s authority to so act. See Instruction 6.

SIGNATURE(S) OF HOLDERS

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone Number

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF

THE EXCHANGE OFFER

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the shares of Series B Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Series B Preferred Stock, and neither has completed the box entitled “Special Payment Instructions,” or (b) such shares of Series B Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Certificates for Shares of Series B Preferred Stock or Book-Entry Confirmations. This Letter of Transmittal is to be used by each holder of shares of Series B Preferred Stock if (a) share certificates of Series B Preferred Stock are to be physically delivered to the Depositary herewith by such holder or (b) delivery of Series B Preferred Stock is to be made by book entry transfer. For a tender of share certificates to be considered validly tendered, the Depositary must receive any required documents at its address indicated on the cover page of this Letter of Transmittal prior to the Expiration Date. The tender by a holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer. If you are not a registered holder of Series B Preferred Stock, please contact your broker, bank or other nominee for further instructions.

If the holder beneficially owns shares of Series B Preferred Stock that are held through a broker, dealer or other nominee and the holder wishes to tender those shares of Series B Preferred Stock, the holder should contact the broker, dealer or other nominee promptly and instruct it to tender the holder’s shares of Series B Preferred Stock on the holder’s behalf.

The method of delivery of shares of Series B Preferred Stock, the Letter of Transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Acknowledgment. By tendering your shares of Series B Preferred Stock in accordance with the procedures described in the Offer to Exchange and the Letter of Transmittal, you acknowledge receipt of the Offer to Exchange. You irrevocably constitute and appoint the Depositary as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Exchange Offer, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Series B Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Exchange, to (1) deliver the tendered shares of Series B Preferred Stock to the Company, together with all accompanying evidences of transfer and authenticity, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered shares of Series B Preferred Stock, (2) present the tendered shares of Series B Preferred Stock for transfer, and to transfer the tendered shares of Series B Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered shares of Series B Preferred Stock for transfer, and to transfer the tendered shares of Series B Preferred Stock on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Series B Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer. Such appointment will be automatically revoked if the Company does not accept for purchase shares of Series B Preferred Stock that a holder has tendered.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer must give written notice of withdrawal.

If shares of Series B Preferred Stock are held through a broker, bank or other nominee in book-entry form, a withdrawal of shares of Series B Preferred Stock will be effective if the broker, bank or other nominee complies with the appropriate procedures of DTC prior to the Expiration Date or, if the holder’s shares are not previously accepted for purchase by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer. Any notice of withdrawal must identify the beneficial owner of the shares of Series B Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC.

If the holder’s share certificates are registered in the holder’s name, a withdrawal of shares of Series B Preferred Stock will be effective if the holder delivers a written notice of withdrawal to the Depositary at the appropriate address specified on the front cover of this Letter of Transmittal prior to the Expiration Date or, if the holder’s shares are not previously accepted for purchase by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer. The holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer.

Any shares of Series B Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no cash consideration will be issued in payment unless the shares of Series B Preferred Stock so withdrawn are validly re-tendered.

5. Partial Tenders (Not Applicable to Holders Who Tender by Book-Entry Transfer). If fewer than all the shares of Series B Preferred Stock represented by any certificate delivered to the Depositary are to be tendered, fill in the number of shares which are to be tendered in the box entitled “Number of Shares of Series B Preferred Stock Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the registered holder(s) signing this Letter of Transmittal as promptly as practicable following the expiration or termination of the Exchange Offer. All shares of Series B Preferred Stock represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

6. Signatures on this Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares of Series B Preferred Stock referred to in this Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the share certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the shares of Series B Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Series B Preferred Stock.

If any of the shares of Series B Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal.

If any of the shares of Series B Preferred Stock tendered are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Series B Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Series B Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Depositary of the authority of such persons to act must be submitted.

Endorsements on certificates for shares of Series B Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by holders not executing this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Payment Instructions. Tendering holders should indicate in the applicable box or boxes the account at DTC in which shares of Common Stock are to be deposited and the name and address to which the cash consideration is to be issued ONLY if such payment is to be made to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Series B Preferred Stock Tendered” within this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the acquisition and transfer of Series B Preferred Stock pursuant to the Exchange Offer. However, if the payment of the purchase price is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing the shares of Series B Preferred Stock is registered on the stock transfer books of the Company, then the certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such payment must have paid all transfer and other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the holder owns the shares of Series B Preferred Stock through a broker, dealer or other nominee, and the broker, dealer or other nominee tenders the shares on the holder’s behalf, the broker, dealer or other nominee may charge the holder a fee for doing so. The holder should consult the holder’s broker, dealer or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions, requests for assistance or requests for additional copies of the Offer to Exchange or this Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers listed on the back cover of this Letter of Transmittal. Any questions relating to the tender of physical share certificates should be directed to the Depositary at the address and telephone number listed on the front cover of this Letter of Transmittal.

10. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares of Series B Preferred Stock in the Exchange Offer will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Series B Preferred Stock in the Exchange Offer that it determines are not in proper form or the acceptance for purchase or purchase of which may, in the opinion of the Company, be unlawful. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company also reserves the right to waive, prior to the Expiration Date, in its sole discretion, any of the conditions to the Exchange Offer, including the right to waive any defect or irregularity in the tender of any shares of Series B Preferred Stock in the Exchange Offer. No tender of shares of Series B Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares in the Exchange Offer have been cured or waived. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Series B Preferred Stock in the Exchange Offer or will incur any liability for failure to give any such notification. The Company’s interpretation of the terms of conditions of the Exchange Offer (including this Letter of Transmittal) will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Offer to Exchange.

12. Inadequate Space. If the space provided in the above “Description of Series B Preferred Stock Tendered” box is inadequate, the number of shares of Series B Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Series B Preferred Stock has been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), at 1-800-937-5449. The holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain holders pursuant to the Exchange Offer unless each tendering holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, provides the Depositary (as payor) with such holder’s or payee’s correct taxpayer identification number (“TIN”) and certifies that such holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides a proper certificate exempting such holder from backup withholding. A tendering holder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Series B Preferred Stock to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Exchange Offer. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

If payments are to be made to anyone other than the registered holder, or if the payments are to be paid to anyone other than the person signing this Letter of Transmittal, all transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. Payments may not be paid to such a holder unless the holder has provided satisfactory evidence of the payment of any such transfer taxes or an exemption from such transfer taxes.

To prevent backup withholding, each U.S. Holder (as defined below) should either (x) provide his, her or its correct taxpayer identification number (“TIN”) by completing the copy of the substitute IRS Form W-9 attached to this Letter of Transmittal, certifying that (1) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) that the U.S. Holder is exempt from backup withholding because (i) the holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (y) otherwise establish an exemption. If you do not provide a completed Substitute Form W-9 to the Depositary, backup withholding may begin and continue until you furnish your TIN. If you do not provide the Depositary with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the IRS, and payments may be subject to backup withholding at a rate of 28% (until December 31, 2010, after which the rate is currently scheduled to be 31%). If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, a Non-U.S. Holder (as defined below) should (i) submit a properly completed IRS Form W-8 BEN or other Form W-8 to the Depositary, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained from the Depositary or on the IRS website at www.irs.gov.

Certain holders (including, among others, corporations) are exempt recipients generally not subject to these backup withholding requirements. See the enclosed copy of the IRS Substitute Form W-9 and Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9. To avoid possible erroneous backup withholding, exempt U.S. Holders should complete and return the Substitute Form W-9 and check the box marked “Exempt”.

For the purposes of these instructions, a “U.S. Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is any holder (other than a holder that is, or holds its shares through, a partnership or other pass-through entity) that is not a U.S. Holder. The U.S. federal income tax treatment of a partner or other beneficial owner in a partnership or other flow-through entity generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships (including beneficial owners of pass-through entities and such entities themselves) should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

See the enclosed Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9 for additional information and instructions.

REQUESTER’S NAME: American Stock Transfer & Trust, LLC

SUBSTITUTE

FORM W-9

Department of the Treasury

Internal Revenue Service (IRS)

Payer’s Request for Taxpayer

Identification Number (TIN)

Please fill in your name and address below.

Name

Business Name

Address (number and street)

City, State and Zip Code

Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.	Social Security Number OR Taxpayer Identification Number ☐ Exempt

Check appropriate box: ☐  Disregarded Entity    ☐  Individual/Sole Proprietor

☐ Corporation    ☐ Partnership    ☐ Other

(If you are an LLC, check the box marked “Other”, write “LLC”, and also check one of the other boxes to indicate your tax status (e.g., disregarded entity, individual/sole proprietor, corporation, partnership).

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (as defined for U.S. federal income tax purposes).

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature:                                                        Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number, all reportable payments made to me will be subject to backup withholding, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature:                                                                                             Date:

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offer to Exchange or this Letter of Transmittal may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Series B Preferred Stock may also contact their broker, dealer or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Collect: (212) 269-5550

Toll free: (800) 628-8536